UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 26, 2018

(Date of earliest event reported)

ANAPTYSBIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37985	20-3828755
(Commission File Number)	(IRS Employer Identification No.)

10421 Pacific Center Court, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 362-6295

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2018, AnaptysBio, Inc. (“AnaptysBio”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), pursuant to which AnaptysBio agreed to issue and sell an aggregate of 2,200,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold at a per share public offering price of $94.46. Pursuant to the Underwriting Agreement, AnaptysBio also granted the Underwriters a 30-day option to purchase up to an additional 330,000 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-222868) that automatically became effective upon filing by AnaptysBio with the Securities and Exchange Commission (“SEC”) on February 5, 2018.

AnaptysBio estimates that net proceeds from the Offering will be approximately $197.1 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. AnaptysBio intends to use the net proceeds from the Offering for new and ongoing research and development activities, including, but not limited to, its ongoing and planned clinical trials for etokimab and ANB019, including related manufacturing costs, and its ongoing preclinical, discovery and research programs, and for working capital and other general corporate purposes. AnaptysBio expects the Offering to close on September 28, 2018, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K report as Exhibit 5.1.

Item 8.01.	Other Events.

On September 25, 2018, Anaptys issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated September 25, 2018

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release dated September 25, 2018

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the anticipated use of proceeds of the Offering and the timing of completion of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in AnaptysBio’s filings with the SEC, including without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 5, 2018, as amended by the form 10-K/A filed on September 14, 2018, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 7, 2018, as amended by the form 10-Q/A on September 14, 2018, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect AnaptysBio’s results of operations, which would, in turn, have a significant and adverse impact on AnaptysBio’s stock price. AnaptysBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. AnaptysBio undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.

Date: September 26, 2018	By:	/s/ Dominic Piscitelli
	Name:	Dominic Piscitelli
	Title:	Chief Financial Officer